Exhibit 99.2
December 22, 2010
I have some important and exciting news to share with you today. After much due diligence and careful consideration by our board of directors as to what is best for all its stakeholders, Whitney today announced that it has signed an agreement to combine with Hancock Holding Company in a stock for stock merger valued at approximately $1.5 billion. Click here to view the press release
Both the Board and management believe the merger of two similarly sized companies with complementary cultures and strong brands creates the premier banking franchise in the Gulf South and an employer of choice. The organization will maintain a conservative management culture, a commitment to strong capital and a diversified earnings stream.
Joining with a well-known, well-respected and well-capitalized company like Hancock positions us to be even more competitive in the markets where we operate. Not only does this transaction create significant shareholder value, I believe it is also the best course of action for our employees, customers and communities.
The merger is expected to close in the second quarter of 2011. As you can imagine, the combination of two companies is complex, and decisions will be made over time. As our two organizations work toward completing the merger and designing the new organizational structure, we will keep you updated on how the integration is progressing.
For the time being, you should experience no changes to your day-to-day responsibilities as a result of today’s announcement. We expect this to be a partnership. I am counting on each of you to remain focused on advancing the goals in our Strategic Plan and taking care of our customers as you always have.
Whitney has a long and storied history, as has Hancock. Our cultures are extraordinarily complementary and our histories have paralleled one another closely. Below are a few excerpts from Hancock’s website regarding its mission, corporate philosophy and core values. When you read them, I am sure you will see the similarities to Whitney.
“The fundamental tenets upon which the Company was built — Honor & Integrity, Strength & Stability, and Commitment to Service, Teamwork, and Personal Responsibility — remain unwavering. The mission of helping people achieve their financial goals and dreams means offering unparalleled customer service deeply rooted in the resilient regional spirit and unique hospitality that distinguish the Gulf South.”

“Our successes stem from a passionate corporate commitment to our founding values and a conservative business philosophy, the continued confidence of our stockholders and customers, and our steadfast devotion to ensuring shareholder value while helping local families and businesses discover the right financial choices to make life easier and better.”
Hancock Holding Company is the parent company of Hancock Bank (Mississippi and Florida), Hancock Bank of Louisiana and Hancock Bank of Alabama. It operates more than 150 banking and financial services offices and more than 130 ATMs and had assets of $8.2 billion as of September 30th, 2010. Founded in 1899, Hancock Bank consistently ranks as one of the country’s strongest, safest financial institutions according to Bauer Financial Services, Inc., and was named among America’s Top 10 Best Banks by Bank Director magazine. Forbes also listed Hancock Holding Company as one of “The 100 Most Trustworthy Companies” in the nation. Hancock is traded on the NASDAQ stock exchange under the ticker HBHC. Additional corporate information is available at www.hancockbank.com.
As a result of the merger, the combined company will:
•	Create the 32nd largest bank holding company in the United States with approximately $20 billion in assets.

•	Be headquartered in New Orleans.

•	Continue the Hancock brand in Mississippi, Alabama and Florida and the Whitney brand in Louisiana and Texas.

•	Employ nearly 5,000 people.

•	Have a diversified footprint with over 300 branches and nearly 400 ATMs throughout the Gulf Coast.
Additionally:
•	The $300 million in preferred stock Whitney issued under the TARP Capital Purchase Program will be redeemed at closing.

•	Whitney shareholders will own 49% of the combined company.

•	After the transaction closes, current Whitney shareholders will see an immediate increase in their quarterly dividend to $.10 per equivalent common share.
I would like to take this opportunity to once again thank all employees for their hard work and efforts over these past two and a half very difficult years. The future is very bright as we become the preeminent banking franchise in the Gulf South.
Carl Chaney (President and CEO of Hancock), John Hairston (CEO & Chief Operating Officer of Hancock), John Turner and I are planning to visit each market to personally thank you for your commitment to Whitney, answer any questions you may have and to let Carl and John welcome you to Hancock. Recognizing that it is the holiday season and many of you may be planning some well-deserved time off, we will begin scheduling meetings in each region after the first of the year.
In the meantime, if you have questions, please do not hesitate to speak with anyone on your management team.
It is likely that today’s news may lead to increased interest in Whitney and you may be contacted by members of the media, investors or the general public regarding this transaction. It is important that the company speak with one voice on this matter. Please forward all investor or media inquiries to Trisha Carlson at 504-299-5208. We will make every effort to keep you updated throughout this process.
I wish all of you a safe and happy holiday season. I am looking forward to an exciting 2011.
John C. Hope, III Chairman & CEO
ADDITIONAL INFORMATION ABOUT THE HANCOCK HOLDING COMPANY/WHITNEY HOLDING CORPORATION TRANSACTION
Hancock Holding Company (“Hancock”) and Whitney Holding Corporation (“Whitney”) will be filing a joint proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Hancock will be available free of charge from Paul D. Guichet, Investor Relations at (228) 563-6559. Documents filed with the SEC by Whitney will be available free of charge from Whitney by contacting Trisha Voltz Carlson, Investor Relations at (504) 299-5208.
The directors, executive officers, and certain other members of management and employees of Whitney are participants in the solicitation of proxies in favor of the merger from the shareholders of Whitney. Information about the directors and executive officers of Whitney is included in the proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 14, 2010. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
The directors, executive officers, and certain other members of management and employees of Hancock are participants in the solicitation of proxies in favor of the merger from the shareholders of Hancock. Information about the directors and executive officers of Hancock is included in the proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on February 17, 2010. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause Hancock’s, Whitney’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements. Forward-looking statements speak only as of the date they are made and neither Hancock nor Whitney assumes any duty to update forward-looking statements. In addition to factors previously disclosed in Hancock’s and Whitney’s reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; the anticipated benefits from the proposed transaction such as it being accretive to earnings, expanding our geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of Whitney and Hancock; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Acts.

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